 Attachment to Form 4

1. Name and address of Reporting Person*: MCP GP, Inc., Two Canal Park, Cambridge, MA 02141
2. Issuer Name and Ticker or Trading Symbol: Veridian Corporation (VNX)
3. Date of Earliest Transaction Required to be Reported: August 11, 2003

Pursuant to Instruction 4(b)(v) of the General Instructions to Form 4, this Form 4 is also being filed on behalf of the Reporting Persons set forth below. All of the information set forth in the attached Form 4 for MCP GP, Inc. is the same for the Reporting Persons set forth below unless otherwise noted.

Table I - Non-Derivative Securities Acquired, Disposed of, or Beneficially Owned
Reporting Person: Monitor Clipper Partners, L.P.

1. Title of Security: Common Stock, $0.0001 par value
2. Transaction Date: 8/11/2003
3. Transaction Code: U
4. Securities Acquired (A) or Disposed of (D):
   Amount: 7,262,798
   (A) or (D): D
   Price: $35.00
5. Amount of Securities Beneficially Owned Following Reported Transaction(s): 0 shares
6. Ownership Form Direct (D) or Indirect (I): I
7. Nature of Indirect Beneficial Ownership: (1)

Reporting Person: Monitor Clipper Equity Partners, L.P.

1. Title of Security: Common Stock, $0.0001 par value
2. Transaction Date: 8/11/2003
3. Transaction Code: U
4. Securities Acquired (A) or Disposed of (D):
   Amount: 6,108,214
   (A) or (D): D
   Price: $35.00
5. Amount of Securities Beneficially Owned Following Reported Transaction(s): 0 shares
6. Ownership Form Direct (D) or Indirect (I): D
7. Nature of Indirect Beneficial Ownership: n/a

Reporting Person: Monitor Clipper Equity Partners (Foreign), L.P.

1. Title of Security: Common Stock, $0.0001 par value
2. Transaction Date: 8/11/2003
3. Transaction Code: U
4. Securities Acquired (A) or Disposed of (D):
   Amount: 1,154,584
   (A) or (D): D
   Price: $35.00
5. Amount of Securities Beneficially Owned Following Reported Transaction(s): 0 shares
6. Ownership Form Direct (D) or Indirect (I): D
7. Nature of Indirect Beneficial Ownership: n/a

(1)         MCP GP, Inc. ("MCPGP"), as the sole general partner of Monitor Clipper Partners, L.P. ("MCPLP"), and MCPLP, as the sole general partner of each of Monitor Clipper Equity Partners, L.P. ("MCEP") and Monitor Clipper Equity Partners (Foreign), L.P. ("MCEP(F)"), may each be deemed to have shared voting and dispositive power with respect to the 6,108,214 shares disposed of by MCEP and the 1,154,584 shares disposed of by MCEP(F). MCPGP and MCPLP each disclaim beneficial ownership of such securities except to the extent of their pecuniary interest therein.
Signature of Reporting Persons:

MCP GP, Inc., for itself, on behalf of itself in its capacity as general partner of Monitor Clipper Partners, L.P., and on behalf of Monitor Clipper Partners, L.P. in its capacity as general partner of each of Monitor Clipper Equity Partners, L.P. and Monitor Clipper Equity Partners (Foreign), L.P.

By /s/ Joan Lautenschleger
              Joan Lautenschleger
        Chief Financial Officer

9231073_1.txt

9231073_1.txt